As filed with the Securities and Exchange Commission on June 10, 1996.

                                                    File No. 33-
                                                                -----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                              IMAGEX SERVICES, INC.
               (Exact name of issuer as specified in its charter)

          Nevada                                             93-0933399
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

  80 Wolf Road, Suite 503
      Albany, New York                                        12205
(Address of principal executive offices)                    (Zip Code)

                                ---------------
                              CONSULTING AGREEMENT
                        WITH BLUE WATER CONSULTING, INC.

                            CLIENT SERVICE AGREEMENT
                        WITH BROAD STREET MARKETING, INC.
                          ----------------------------
                            (Full title of the plan)
                                ---------------
                          Andrew F. Capoccia, President
                             80 Wolf Road, Suite 503
                             Albany, New York 12205
                          Telephone No.: (518) 438-3529
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200
                                ---------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered(1)    share(1)    price(1)      fee (1)
================================================================================

Common Stock           1,000,000
($.001 par value)        shares        $0.31       $310,000      $106.90

================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the average of the bid and asked price of the Company's Common Stock on the OTC Bulletin Board on June 7, 1996.

                              IMAGEX SERVICES, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K



               Form S-8 Item Number
                   and Caption                       Caption in Prospectus
               -------------------                   ---------------------
 1.   Forepart of Registration State-                Facing Page of Registration
      ment and Outside Front Cover                   Statement and Cover Page of
      Page of Prospectus                             Prospectus

 2.   Inside Front and Outside Back                  Inside Cover Page of Pro-
      Cover Pages of Prospectus                      spectus and Outside Cover
                                                     Page of Prospectus

 3.   Summary Information, Risk Fac-                 Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                                Not Applicable

 5.   Determination of Offering Price                Not Applicable

 6.   Dilution                                       Not Applicable

 7.   Selling Security Holders                       Sales by Selling Security
                                                     Holders

 8.   Plan of Distribution                           Cover Page of Prospectus
                                                     and Sales by Selling
                                                     Security Holders

 9.   Description of Securities to be                Description of Securities;
      Registered                                     Consulting Agreements

10.   Interests of Named Experts and                 Legal Matters
      Counsel

11.   Material Changes                               Not Applicable

12.   Incorporation of Certain Infor-                Incorporation of Certain
      mation by Reference                            Documents by Reference

13.   Disclosure of Commission Posi-                 Indemnification of Direc-
      tion on Indemnification for                    tors and Officers; Under-
      Securities Act Liabilities                     takings

PROSPECTUS
                              IMAGEX SERVICES, INC.

                        1,000,000 Shares of Common Stock
                                ($.001 par value)

                Issued Pursuant to the Exercise of Options under
                       the Company's Consulting Agreements
                        with Blue Water Consulting, Inc.
                        and Broad Street Marketing, Inc.

         This Prospectus is part of a Registration Statement which registers an aggregate of 1,000,000 shares of Common Stock, $.001 par value (such shares being referred to as the "Shares"), of Imagex Services, Inc. (the "Company" or "Imagex") which have been issued as set forth herein, to (i) Blue Water Consulting, Inc., a consultant to the Company ("Blue Water") pursuant to a written Consulting Agreement dated May 20, 1996 (the "Blue Water Consulting Agreement"), providing for the issuance of 700,000 of such Shares and (ii) Broad Street Marketing, Inc., a consultant to the Company ("Broad Street") pursuant to a written Client Service Agreement dated May 20, 1996 (the "Broad Street Consulting Agreement") providing for the issuance of 600,000 shares of Common Stock of the Company, including 300,000 shares of Common Stock included in this Prospectus. Blue Water and Broad Street, which consultants are both under common ownership, may be sometimes collectively referred to as the "Consultants," and the Blue Water Consulting Agreement and the Broad Street Consulting Agreement may be collectively referred to as the "Consulting Agreements." In addition, the Consultants, in their capacity as selling shareholders, may sometimes hereafter be collectively referred to as the "Selling Security Holders." All of the Options are being issued to the Consultants pursuant to written consulting agreements. The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Consulting Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                              -------------------
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------
         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this Prospectus is June 7, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The
Company's Common Stock is traded on the OTC Bulletin Board under the symbol "IMXS."

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 1,000,000 shares of the Company's Common Stock, to be issued to Consultants of the Company pursuant to written Consulting Agreements with Imagex. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

         2. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.

         3.       All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Imagex Services, Inc., 80 Wolf Road, Suite 503, Albany, New York 12205.

                                   THE COMPANY

General

         Imagex Services, Inc. ("Imagex" or the "Company") was incorporated under the laws of the State of Nevada on July 23, 1986 as Balloonies, Inc. ("BI"). BI acquired its present operating subsidiary, Unicare Services, Inc., in a reverse acquisition on June 28, 1993 and BI changed its name to Imagex Services, Inc. upon such acquisition. Unicare was formed to begin the present medical diagnostic service business of the Company and had no material pre-acquisition activities. Imagex' wholly-owned subsidiaries, Unicare Services, Inc. and Rome Magnetic Associates, Inc., which conduct business as Unicare and Rome are referred to herein as "Unicare and Rome" and Imagex, Unicare and Rome are herein referred to collectively as the "Company". Unicare and Rome were incorporated under the laws of the State of New York on April 16, 1993 and August 3, 1993, respectively.

Operations

         The Company provides medical diagnostic services directly to patients through contracting physicians, health maintenance organizations, preferred provider organizations, trade unions, physician groups, clinics as well as other forms of group health plan providers (individually or collectively "Group Plans"). The Company enters into agreements with local Group Plans for the development and operation of individual Centers in specific geographical areas. Currently the Company is negotiating with several Group Plans for the development and operation of Centers in New York State and North and South Carolina.

         The Centers are designed to provide diagnostic services at reduced cost for the insured member patients. Prices are generally below the existing respective regional market prices for similar diagnostic services offered by others.

         The Company's operations had been severely limited due to the effect of a judgment obtained by General Electric Company against the Company. The Company and General Electric negotiated a settlement on February 8, 1996 whereby the Company returned the 1.5 Vectra Tesla MRI unit and obtained a $700,000 credit to be applied to reduce the $1,400,000 settlement. The balance due General Electric is payable over a two year period. An order vacating its judgment was filed in May, 1996. The Company expects to continue to meet its monthly obligations under the lease for the 0.5 Tesla MRI unit located at Rome pursuant to the settlement.

Administration of Group Plan Centers

         In the event the Company terminates any Group Plan agreements for specific defaults, the Company is expected to generally retainthe right to

<PAGE





contract with other Group Plans to utilize the Centers. The Company is dependent upon maintaining and developing affiliations with Group Plans for referrals. The Company is also dependent upon a continuing public need for the services offered by the Medical Diagnostic Centers in the locations as situated, proposed or to be proposed.

         The Company presently does and will concentrate its efforts on development, operation and administration of the Company Centers. Continued research on methods to improve operations, services, and equipment packages are anticipated to be accomplished through monitoring of existing operations.

Services

         The Company devotes its principal resources to developing, operating and administering the use of its equipment in medical diagnostic centers which provide medical diagnostic services for outpatients through practicing physician-radiologists contracting for the use of the Company imaging equipment. The Company contracts with and supports the medical practices of attending radiologist-physicians who operate medical practices at the Centers. The Company provides equipment and facilities and derives revenue from the use of its equipment and facilities. The type and quantity of medical examinations performed by the radiologist-physicians results in the equipment and facilities usage fees derived by the Company. The Company provides administrative support to the physician- radiologists, as necessary, but the Company has no authority to direct the conduct or operation of the physician-radiologists' practices. There are currently two Centers in operation, with a number in the planning and development stage. Centers are usually constructed or rehabilitated, and operated to provide a full complement of diagnostic services for a particular institutional client or a particular physician group.

Domestic Opportunities

         The Company's most active growth currently rests in the northeast corridor and New York State. The Company continues to seek acquisition opportunities and several negotiations are underway to establish Centers in Upstate New York communities in Queensbury, Plattsburg, Glen Falls, and Gloversville, which will serve a number of surrounding rural communities.

         The Company has signed an agreement with Silk Road Health Care Corporation to jointly develop a network of ten diagnostic imaging centers throughout North Carolina and South Carolina. Once funding is approved by Silk Road Investment Co. Ltd., an investment company will be organized by Silk Road Health Care to fund such projects. There is no set date for the start of this project. Each Center planned with Silk Road will offer a full range of diagnostic imaging procedures, including MRI through mobile units and sharing of equipment with an emphasis on women's health care.

International Opportunities

         The Company is planning to develop three Centers in Bolivia. These Centers are expected to pioneer one of the first MRI diagnostic services in Bolivia. Centers are currently being planned in Los Pas (Bolivia's capital), Santa Cruz and Cochabamba.

Teleradiology

         Through a teleradiology venture, the Company is planning to provide electronic linkup through American Telemedia International to all of its Centers, both in the United States and abroad, having the diagnostic images read via teleradiology directly at Massachusetts General Hospital under the auspices of the Company's consulting radiologist-physician and Harvard Medical School professor, Dr. Kenneth Davis.

Consulting Agreements

         On May 20, 1996, the Company entered into a Consulting Agreement with Blue Water Consulting, Inc. which augments a previous Management Consulting Agreement with Blue Water which was entered into on March 11, 1996. Pursuant to the terms of the Blue Water Consulting Agreement, the Company agreed to issue to Blue Water 700,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated 12-month period commencing as of the date of the agreement. Blue Water is wholly-owned by Mr. Greg Paige, who is the sole officer and director of Blue Water. Blue Water will provide a predominant portion of its time during various periods over the term of the Consulting Agreement. Supplementing various phases of activities previously performed and currently being undertaken under the Management Consulting Agreement, and based on the perceived success and effectiveness of services rendered under the Management Consulting Agreement, Blue Water will provide the following enumerated services: (i) further develop and enhance of current operations and recommendations with regard to additional services and geographic and service expansion; (ii) research, evaluation, due diligence and negotiations with respect to strategic partners, joint ventures, acquisitions, merger candidates and other venture partners; (iii) evaluate, introduce, negotiate and facilitate the sources of credit, banking relations and related financial opportunities; (iv) negotiate and assist the Company in terms of developing sources for additional equipment purchases, leases, and asset acquisitions supporting or augmenting the Company's current operations; (v) evaluate, perform due diligence and assist the Company in negotiating various contracts for the provision of the Company's products and services; (vi) evaluate, make recommendations, locate service providers, additional consultants and products in order to achieve technology upgrades for the Company's product and service lines; and (vii) evaluate and develop additional sales programs and enhancement of existing market programs and new account development.

         On May 20, 1996, the Company also entered into a Client Service Agreement with Broad Street Marketing, Inc. Previously, the Company had entered into a Marketing Consulting Agreement dated March 11, 1996 with Broad Street. Under the terms of the Client Service Agreement, the Company agreed to issue to Broad Street 600,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated 6-month period, commencing at the date of the Client Service Agreement. Under the terms of that Agreement, 300,000 shares of Common Stock are included in this Prospectus while the remaining 300,000 shares of Common Stock are not included in this prospectus based on the agreed upon allocation by Broad Street and the Company of that portion of the Shares attributable to promotion of interest in the Common Stock of the Company and those Shares attributable to other consulting services. Broad Street is also wholly-owned by Mr. Greg Paige, who is the sole officer and director of Broad Street. Broad Street has agreed to provide at various phases over the term of the Client Service Agreement a predominant portion of its time in fulfillment of the needs of the Company. Under the terms of the Client Service Agreement, Broad Street will provide the following enumerated services: (i) evaluate of the entire administrative and personnel infrastructure of the Company; (ii) recommend a program to develop and enhance the Company's human resources; (iii) evaluate and make recommendations regarding the retaining of consultants and professional service providers including the Company's lawyers, auditors, public relations firm and financial advisors; (iv) evaluate, undertake background examinations, recruit and assist the Company in the selection and employment of Board of Directors' candidates, key executives and other management personnel; (v) advise the Company with regard to the maximization of its financial resources and assist the Company in attracting capital from the financial markets and other financial intermediaries; (vi) review and analyze all aspects of the Company's financial goals and make recommendations on feasibility and achievement of desired goals;
(vii) review of all of the general information and recent filings with regulatory authorities and produce a corporate profile in brokerage style format for use in general circulation in the financial community; (viii) establish a basis for a network of firms and brokers interested in participating in the Company's securities and schedule and conduct the necessary due diligence and obtain the required approvals necessary for such firms to participate; (ix) interview and make determinations as to any firms or brokers referred to the Company with regard to their participation; and (x) assist the Company and be available to field any calls from firms and brokers inquiring about the Company

         The Selling Security Holders intend to sell all or a portion of the Shares from time to time in the over-the-counter market or in negotiated transactions at market prices prevailing at the time or at negotiated prices, and the Company will not receive any of the proceeds from such sales.

Federal Income Tax Effects

         Common stock issued to a consultant in connection with the performance of services must be included in gross income of the consultant, to the extent such issuance is for less than fair market value, based on the difference between the price actually paid and the fair market value of the shares in the first taxable year in which the shares are issued and not subject to a "substantial risk of forfeiture". A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of any condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Common stock received by a participant who is subject to the short-swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the participant to suit under that action. Nevertheless, such holder may elect within 30 days after the date of receipt to recognize ordinary income as of the date of receipt. Inasmuch as the receipt of the shares was not subject to a substantial risk of forfeiture, the recipient of the shares in lieu of salary will be required to include in gross income the fair market value of the shares at the time of receipt.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.


                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly by the Selling Security Holders, the maximum amount of shares of Common Stock to be offered by the Selling Security Holders, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering (based on 12,969,460 shares of Common Stock of the Company outstanding at April 30, 1996).

                                                                    Percentage
                                                    Shares to be    to be Owned
Name of Selling     Number of      Shares to        Owned After        After
Security Holder   Shares Owned     be Offered          Offering       Offering
- ---------------   ------------     ----------          --------       --------

Blue Water
 Consulting, Inc.    700,000         700,000              -0-            --

Broad Street
 Marketing, Inc.     600,000         300,000            300,000          2.3%


                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 25,000,000 shares of Common Stock, $.001 par value per share, of which 12,969,460 shares were outstanding as of April 30, 1996. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.001 par value per share, none of which were outstanding as of April 30, 1996.

Common Stock

         Subject to the dividend rights of the holders of preferred stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The
By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

         The Board of Directors is authorized to issue the authorized and unissued preferred stock in one or more series, to fix or alter the rights,

<PAGE



preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption, liquidation preferences and sinking fund of any series of preferred stock which is authorized and unissued. No shares of Preferred Stock have been issued or are outstanding as of the date hereof.

Over-The-Counter Market

         The Company's Common Stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "IMXS."

Transfer Agent

         The Transfer Agent for the shares of Common Stock is North American Transfer Compant, 147 West Merrick Road, Freeport, New York, 11520.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Special Counsel for the Company, Fort Lauderdale, Florida.


                                 INDEMNIFICATION

         The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal provided that it is determined that they acted in good faith, were not found guilty in any criminal matter and had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference
- -------           ---------------------------------------

         The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

                  (b) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

                  (d) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.           Description of Securities
- -------           -------------------------

         The class of securities to be offered  hereby is not  registered  under
Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Annual Report incorporated as a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel
- -------           --------------------------------------

         Not Applicable.

Item 6.           Indemnification of Directors and Officers
- -------           -----------------------------------------

The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal provided that it is determined that they acted in good faith, were not found guilty in any criminal matter and had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.           Exemption from Registration Claimed
- -------           -----------------------------------

         Inasmuch as the Consultants who received the Options of the Company were knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultants were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company except upon sale of the underlying shares of Common Stock pursuant to a registration statement.

Item 8.           Exhibits
- -------           --------

Exhibit                             Description
- -------                             -----------

(4)(a)            Consulting Agreement with Blue Water Consulting, Inc.

(4)(b)            Client Service Agreement with Broad Street Marketing,
                  Inc.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of securities pursuant to the above Consulting Agreements

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)            Consent of independent certified public accountants

Item 9.           Undertakings
- -------           ------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on the 6th day of June, 1996.

                                            IMAGEX SERVICES, INC.



                                            By:/s/Andrew F. Capoccia
                                               -------------------------
                                               Andrew F. Capoccia
                                               President and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                          Title                        Date
    ---------                          -----                        ----

                                 President, Principal
                                 Executive Officer,
                                 Principal Financial
                                 and Accounting Officer
/s/Andrew F. Capoccia            and Director                    June 6, 1996
- ---------------------
Andrew F. Capoccia